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Exhibit 23.2

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Nos. 333-162969, 333-159560, 333-151249, 333-147607, 333-143376, 333-135403, 333-125511, 333-117651, 333-106503 and 333-42996) on Forms S-8 of our report dated June 22, 2012 relating to the consolidated financial statements of VisEra Holding Company and Subsidiary (which report expresses an unqualified opinion and includes an explanatory paragraphs relating to the reconciliation to accounting principles generally accepted in the United States of America), appearing in this Annual Report on Form 10-K of OmniVision Technologies, Inc. for the year ended April 30, 2012.

/s/ DELOITTE & TOUCHE

Taipei, Taiwan
The Republic of China
June 22, 2012

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  Exhibit 23.2
Consent of Independent Auditors